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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

36-4046888
I.R.S. Employer Identification No.

111 East Wacker Drive, Suite 3000 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Terry L. McRoberts, President
U.S. Bank Trust National Association
111 East Wacker Drive, Suite 3000
Chicago, Illinois 60601
Telephone (312) 228-9418
(Name, address and telephone number of agent for service)

BEMIS COMPANY, INC.
(Exact name of obligor as specified in its charter)

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402-4099
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
	a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.
	b)	Whether it is authorized to exercise corporate trust powers. Yes
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15
Not applicable because, to the best of Trustee's knowledge, the Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
	1.	A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.*
	2.	A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333-18235.*
	3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 333-18235.*
	4.	A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.*
	5.	Not applicable.
	6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235.*.
	7.	Report of Condition of the Trustee as of March 31, 2000, published pursuant to law or the requirements of its supervising or examining authority.
	8.	Not applicable.
	9.	Not applicable.

* Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 3rd day of August, 2000.

U.S. BANK TRUST NATIONAL ASSOCIATION
By:	/s/ K. WENDY KUMAR Vice President

Exhibit 7

U.S. Bank Trust National Association
Statement of Financial Condition
As of 03/31/2000
($000's)

03/31/2000
Assets
Cash and Due From Depository Institutions	$66,093
Federal Reserve Stock	3,732
Fixed Asset	105
Intangible Assets	40,088
Other Assets	3,238

Total Assets	$113,256
Liabilities
Other Liabilities	1,934

Total Liabilities	$1,934
Equity
Common and Preferred Stock	1,000
Surplus	106,712
Undivided Profits	3,609
Net unrealized holding gains on available for sale securities	1

Total Equity Capital	$111,322
Total Liabilities and Equity Capital	$113,256

    To the best of the undersigned's determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association
By:	/s/ K. WENDY KUMAR
Vice President

Date:  August 3, 2000

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FORM T-1
SIGNATURE
U.S. Bank Trust National Association Statement of Financial Condition As of 03/31/2000 ($000's)